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                           FORM 10-K DECEMBER 31, 1995

                                                      COMMISSION FILE NO. 1-8491

                                                                      EXHIBIT 11

                      HECLA MINING COMPANY AND SUBSIDIARIES

       CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

              For the Years Ended December 31, 1995, 1994 and 1993

                                                    Year Ended December 31,
                                              ----------------------------------
                                                 1995        1994        1993
                                              ----------  ----------  ----------
Shares of common stock issued at
  beginning of period                         48,144,274  40,320,761  36,324,517

  The incremental effect of the issuance
   of new shares in exchange for
   outstanding Liquid Yield Option Notes             - -         - -   1,269,217

  The incremental effect of the issuance
   of new shares for cash, net of
   issuance costs                                    - -   3,450,000     242,308

  The incremental effect of the issuance of
   new shares for property                           - -         - -       3,931

  The incremental effect of the issuance
   of new shares under Stock Option and
   Employee Stock Ownership Plans                110,263     235,571      87,485

  The incremental effect of the issuance
   of new shares for the acquisition of
   Mountain West Bark Products, Inc.                 - -         - -       8,397
                                              ----------  ----------  ----------

                                              48,254,537  44,006,332  37,935,855

  Less:
   Weighted average treasury shares held          62,291      62,276      63,728
                                              ----------  ----------  ----------

Weighted average number of common shares
  outstanding during the period               48,192,246  43,944,056  37,872,127
                                              ==========  ==========  ==========